                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts' previously filed Registration Statements on Form S-8 (File Nos. 333-73461, 333-75857, 333-75859, 333-75947, 333-84203), Post
Effective Amendment No. 1 on Form S-8 (File No. 333-85773), Form S-3 Amendment (File No. 333-73069) and Post Effective Amendment No. 1 on Form S-3 (File No. 333-40077).

                                                ARTHUR ANDERSEN LLP

New York, New York
March 27, 2002